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                                                                    Exhibit 99.1

                              [LETTERHEAD OF NCR]

For Release on September 9, 2002

                   NCR Names Mark Hurd Chief Operating Officer

         DAYTON, Ohio - NCR Corporation (NYSE: NCR) today announced that Mark Hurd, president of NCR and chief operating officer of its Teradata division, has been named chief operating officer (COO) of the company. Hurd, a 22-year veteran of the company, will remain NCR's president and will continue to report to NCR Chairman and Chief Executive Officer Lars Nyberg.

         Under Hurd's leadership, the Teradata division has increased its revenue by approximately 40 percent and improved its operating performance by more than $200 million. Also during Hurd's tenure, the Teradata solution has continued to gain market share and is now the acknowledged leader in enterprise data warehousing.

         "Mark's track record growing the Teradata division and driving meaningful operating profit is impressive, as is his ability to motivate a global team to exceptional performance," said Nyberg. "As we continue our drive to accelerate financial performance, I am delighted that all of NCR's businesses will now benefit from Mark's leadership and his razor-sharp focus on growth and operational excellence."

         As COO of NCR, Hurd will be responsible for all of the company's businesses -- Retail Store Automation, Financial Self Service, Payment and Imaging, Worldwide Customer Services, Systemedia and Teradata Data Warehousing.

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         Hurd started his career at NCR in 1980. He was chosen to lead the
Teradata division in October 1999 after advancing through a number of sales and marketing leadership positions. In July 2000, he was appointed COO of the division, and the following year he was elected president of NCR.

         NCR also announced that, as mutually agreed, Howard L. Lance, also president of NCR and COO of the Retail and Financial Group, will leave the company. "We wish Howard well in all his future endeavors," said Nyberg.

About NCR Corporation

         NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems, Teradata(R) data warehouses and IT services provide Relationship Technology(TM) solutions that maximize the value of customer interactions. Based in Dayton, Ohio, NCR (www.ncr.com) employs 30,400 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note to Investors

         This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

         In addition to the factors discussed in this release, other risks and uncertainties include: the duration and intensity of the economic recession and its impact on the markets in general or on our ability to meet our commitments to customers, the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers, and other general economic and business conditions; the timely development, production or acquisition,

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and market acceptance of new and existing products and services (such as self-checkout and electronic shelf labeling technologies, ATM outsourcing, and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, such as a possible shift toward industry standard "open" platforms for data warehousing solutions; continued competitive factors and pricing pressures, and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation and Financial Self Service solutions; short product cycles, rapidly changing technologies, and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business plan; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; and continued efforts to establish and maintain best in class internal information technology and control systems; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.